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Pricing Supplement No. P5
To the Underlying Supplement dated June 24, 2010,
Product Supplement No. U-I dated July 23, 2010,
Prospectus Supplement dated March 25, 2009 and
Prospectus dated March 25, 2009	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-158199-10 September 30, 2010

$136,000 Performance Yield Notes due April 5, 2012 Linked to the Worst Performing of the S&P 500® Index, the Market Vectors Gold Miners ETF and the Russell 2000® Index

General

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The securities are designed for investors who are mildly bearish, neutral or mildly bullish on the Underlyings. Investors should be willing to lose some or all of their investment if a Knock-In Event occurs with respect to any Underlying. Any payment on the securities is subject to our ability to pay our obligations as they become due.

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Subject to Early Redemption, interest will be paid quarterly in arrears at a rate per annum that will be determined on the relevant Observation Date and will depend on the performance of the Lowest Performing Underlying on such Observation Date. Interest will be calculated on a 30/360 basis.

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Senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing April 5, 2012.†

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Minimum purchase of $1,000. Minimum denominations of $1,000 and integral multiples in excess thereof.

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The securities priced on September 30, 2010 (the "Trade Date") and are expected to settle on October 5, 2010. Delivery of the securities in book-entry form only will be made through The Depository Trust Company.

Key Terms

Issuer:	Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch
Underlyings:	Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Knock-In Level and Knock-Out Level:
	Underlying	Ticker	Initial Level	Knock-In Level	Knock-Out Level
	S&P 500 Index ("SPX")	SPX	1141.20	798.84	1198.26
	Market Vectors Gold Miners ETF ("GDX")	GDX UP	55.93	39.151	58.7265
	Russell 2000 Index ("RTY")	RTY	676.14	473.298	709.947
Interest Payment Dates	Unless redeemed earlier, interest will be paid quarterly in arrears at the Applicable Rate per annum on January 5, 2011, April 5, 2011, July 5, 2011, October 5, 2011, January 5, 2012 and the Maturity Date, subject to the modified following business day convention. No interest will accrue or be payable following an Early Redemption.
Applicable Rate:	The Applicable Rate per annum on each Interest Payment Date, calculated on a 30/360 basis, will equal the sum of 16.00% plus 16.00% multiplied by the Underlying Return of the Lowest Performing Underlying on the immediately preceding Observation Date. The Applicable Rate is subject to a minimum of zero.
Observation Dates:	December 30, 2010; March 31, 2011; June 29, 2011, September 30, 2011, December 30, 2011 and the Valuation Date.
Lowest Performing Underlying:	On any Observation Date, the Underlying with the lowest Underlying Return on such Observation Date.
Underlying Return:	For each Underlying, the Underlying Return on any Observation Date will be calculated as follows:
Final Level – Initial Level Initial Level
Final Level:	For any Underlying on any Observation Date, the closing level for such Underlying on such Observation Date. The closing level for the GDX is subject to adjustment for certain events as described in the accompanying product supplement.
Redemption Amount:	At maturity, the Redemption Amount you will be entitled to receive will depend on the individual performance of each Underlying and whether a Knock-In Event has occurred. If the securities are not subject to Early Redemption, the Redemption Amount will be determined as follows:
	•	If a Knock-In Event occurs, the Redemption Amount will equal the principal amount of the securities you hold multiplied by the sum of one plus the Underlying Return of the Lowest Performing Underlying on the Valuation Date. In this case, the Redemption Amount will be less than or equal to $700 per $1,000 principal amount of securities and you could lose your entire investment.
	•	If a Knock-In Event does not occur, the Redemption Amount will equal the principal amount of the securities you hold.
Any payment you will be entitled to receive at maturity is subject to our ability to pay our obligations as they become due.
Knock-In Event:	On the Valuation Date, a Knock-In Event will occur if the closing level of any Underlying is less than or equal to its Knock-In Level.
Early Redemption Amount:	If an Early Redemption Event occurs, the securities will be redeemed on the relevant Interest Payment Date at 100% of the principal amount of the securities, together with the interest payable on that Interest Payment Date.
Early Redemption Event:	On any Observation Date, an Early Redemption Event will occur if the closing level of each Underlying on such Observation Date is greater than its Knock-Out Level.
Valuation Date:†	April 2, 2012
Maturity Date:†	April 5, 2012
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	22546EZB3

†    The Valuation Date is subject to postponement in respect of each Underlying and the determination of the closing level for each Underlying on each Observation Date, other than the Valuation Date, is subject to postponement if such date is not an underlying business day for such Underlying or as a result of a market disruption event in respect of such Underlying, as described in the accompanying product supplement under "Description of the Securities—Market disruption events" and herein under "Market Disruption Events." The Interest Payment Dates including the Maturity Date are subject to postponement, each as described herein, if such date is not a business day or if the determination of the closing level for any Underlying on the corresponding Observation Date or the Valuation Date, as relevant, is postponed because such date is not an underlying business day for any Underlying or as a result of a market disruption event in respect of any Underlying.

Investing in the securities involves a number of risks. See "Selected Risk Considerations" in this pricing supplement and "Risk Factors" beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Issuer

Per security	$1,000.00	$0.00	$1,000.00

Total	$136,000.00	$0.00	$136,000.00

(1)    An affiliate of ours will pay fees to some broker-dealers of up to $9.00 per $1,000 principal amount of securities and will pay referral fees of up to $5.00 per $1,000 principal amount of securities in connection with the distribution of the securities. For more detailed information, please see "Supplemental Plan of Distribution (Conflicts of Interest)" on the last page of this pricing supplement.

The agent for this offering, Credit Suisse Securities (USA) LLC ("CSSU"), is our affiliate. For more information, see "Supplemental Plan of Distribution (Conflicts of Interest)" on the last page of this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee

Notes	$136,000.00	$9.70

Credit Suisse

September 30, 2010

Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. You should read the prospectus in that registration statement and the other documents relating to this offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in this offering will arrange to send you this pricing supplement, underlying supplement, product supplement, prospectus supplement and prospectus if you so request by calling 1-800-221-1037.

Additional Terms Specific to the Securities

You should read this pricing supplement together with the underlying supplement dated June 24, 2010, the product supplement dated July 23, 2010, the prospectus supplement dated March 25, 2009 and the prospectus dated March 25, 2009, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

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  Underlying supplement dated June 24, 2010:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746910006110/a2199225z424b2.htm

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  Product supplement No. U-I dated July 23, 2010:

    http://www.sec.gov/Archives/edgar/data/1053092/000089109210002984/e39475_424b2.htm

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  Prospectus supplement dated March 25, 2009:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746909003093/a2191799z424b2.htm

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  Prospectus dated March 25, 2009:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746909003289/a2191966z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Credit Suisse. This pricing supplement, together with the documents listed above, contain the terms of the securities and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the product supplement and "Selected Risk Considerations" in this pricing supplement, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Hypothetical Redemption Amounts and Interest Payments on the Securities

The table and examples below illustrate hypothetical amounts payable and, in the case of the examples, interest paid on a $1,000 investment in the securities for a range of Underlying Returns of the Lowest Performing Underlying. The table assumes that the securities are not redeemed prior to maturity. The table and examples reflect the Knock-In Level for each Underlying of 70% of the Initial Level of such Underlying. In addition, the examples below assume that the Initial Level is 1100 for SPX, $52 for the GDX and 670 for the RTY. The table is intended to illustrate hypothetical Redemption Amounts at maturity. The examples are intended to illustrate hypothetical calculations of the interest payments on the securities. The Redemption Amounts and interest payment amounts set forth below are provided for illustration purposes only. The actual Redemption Amounts and interest payments applicable to a purchaser of the securities will depend on several variables, including, but not limited to (a) whether the closing level of any Underlying is greater than its respective Knock-Out Level on any Observation Date and (b) the Final Level of the Lowest Performing Underlying determined on the relevant Observation Date. It is not possible to predict whether an Early Redemption Event or a Knock-In Event will occur or whether the Final Level of the Lowest Performing Underlying on any Observation Date will be greater than or less than the Initial Level of such Underlying. Any payment at maturity is subject to our ability to pay our obligations as they become due. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Table:    Hypothetical Redemption Amounts payable at maturity on the securities.

Principal Amount of Securities	Underlying Return of the Lowest Performing Underlying	Redemption Amount
$1,000	100%	$1,000
$1,000	90%	$1,000
$1,000	80%	$1,000
$1,000	70%	$1,000
$1,000	60%	$1,000
$1,000	50%	$1,000
$1,000	40%	$1,000
$1,000	30%	$1,000
$1,000	20%	$1,000
$1,000	10%	$1,000
$1,000	0%	$1,000
$1,000	-10%	$1,000
$1,000	-20%	$1,000
$1,000	-30%	$700
$1,000	-40%	$600
$1,000	-50%	$500
$1,000	-60%	$400
$1,000	-70%	$300
$1,000	-80%	$200
$1,000	-90%	$100
$1,000	-100%	$0

Example 1: An Early Redemption Event does not occur and a Knock-In Event does not occur.

First Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on First Observation Date
SPX	1100	1155	5%
GDX	$52	$54.60	5%
RTY	670	636.50	-5%

Since the Underlying Return of the RTY on the first Observation Date is -5%, the RTY is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the first Interest Payment Date will equal:

16.00% + (16.00% × -5%)    =    15.20%

The Interest Payment on the first Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (15.20% × 90/360)    =    $38.00

Second Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Second Observation Date
SPX	1100	1155	5%
GDX	$52	$49.40	-5%
RTY	670	703.50	5%

Since the Underlying Return of the GDX on the second Observation Date is -5%, the GDX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the second Interest Payment Date will equal:

16.00% + (16.00% × -5%)    =    15.20%

The Interest Payment on the second Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (15.20% × 90/360)    =    $38.00

Third Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Third Observation Date
SPX	1100	1155	5%
GDX	$52	$57.20	10%
RTY	670	737	10%

Since the Underlying Return of the SPX on the third Observation Date is 5%, the SPX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the third Interest Payment Date will equal:

16.00% + (16.00% × 5%)    =    16.80%

The Interest Payment on the third Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (16.80% × 90/360)    =    $42.00

Fourth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Fourth Observation Date
SPX	1100	1045	-5%
GDX	$52	$49.40	-5%
RTY	670	603	-10%

Since the Underlying Return of the RTY on the fourth Observation Date is -10%, the RTY is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the fourth Interest Payment Date will equal:

16.00% + (16.00% × -10%)    =    14.40%

The Interest Payment on the fourth Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (14.40% × 90/360)    =    $36.00

Fifth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Fifth Observation Date
SPX	1100	1100	0%
GDX	$52	$49.40	-5%
RTY	670	670	0%

Since the Underlying Return of the GDX on the fifth Observation Date is -5%, the GDX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the fifth Interest Payment Date will equal:

16.00% + (16.00% × -5%)    =    15.20%

The Interest Payment on the fifth Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (15.20% × 90/360)    =    $38.00

Sixth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Sixth Observation Date
SPX	1100	1155	5%
GDX	$52	$52	0%
RTY	670	670	0%

Since the Underlying Returns of the GDX and the RTY on the sixth Observation Date are equal at 0% and are less than the Underlying Return of the SPX on the sixth Observation Date, either the GDX or the RTY can be the Lowest Performing Underlying for the purpose of calculating the Applicable Rate. Therefore, the Applicable Rate per annum on the sixth Interest Payment Date will equal:

16.00% + (16.00% × 0%)    =    16.00%

The Interest Payment on the sixth Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (16.00% × 90/360)    =    $40.00

In Example 1, the securities pay interest on each Interest Payment Date and the total interest paid over the term of the securities is $232.00 per $1,000 principal amount of securities. In addition, an investor would be entitled to receive a Redemption Amount at maturity equal to $1,000 per $1,000 principal amount of securities because a Knock-In Event has not occurred.

Example 2: An Early Redemption Event does not occur and a Knock-In Event occurs.

First Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on First Observation Date
SPX	1100	1155	5%
GDX	$52	$54.60	5%
RTY	670	636.50	-5%

Since the Underlying Return of the RTY on the first Observation Date is -5%, the RTY is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the first Interest Payment Date will equal:

16.00% + (16.00% × -5%)    =    15.20%

The Interest Payment on the first Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (15.20% × 90/360)    =    $38.00

Second Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Second Observation Date
SPX	1100	1155	5%
GDX	$52	$49.40	-5%
RTY	670	703.50	5%

Since the Underlying Return of the GDX on the second Observation Date is -5%, the GDX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the second Interest Payment Date will equal:

16.00% + (16.00% × -5%)    =    15.20%

The Interest Payment on the second Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (15.20% × 90/360)    =    $38.00

Third Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Third Observation Date
SPX	1100	1155	5%
GDX	$52	$57.20	10%
RTY	670	737	10%

Since the Underlying Return of the SPX on the third Observation Date is 5%, the SPX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the third Interest Payment Date will equal:

16.00% + (16.00% × 5%)    =    16.80%

The Interest Payment on the third Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (16.80% × 90/360)    =    $42.00

Fourth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Fourth Observation Date
SPX	1100	1045	-5%
GDX	$52	$49.40	-5%
RTY	670	603	-10%

Since the Underlying Return of the RTY on the fourth Observation Date is -10%, the RTY is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the fourth Interest Payment Date will equal:

16.00% + (16.00% × -10%)    =    14.40%

The Interest Payment on the fourth Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (14.40% × 90/360)    =    $36.00

Fifth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Fifth Observation Date
SPX	1100	990	-10%
GDX	$52	$44.20	-15%
RTY	670	603	-10%

Since the Underlying Return of the GDX on the fifth Observation Date is -15%, the GDX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the fifth Interest Payment Date will equal:

16.00% + (16.00% × -15%)    =    13.60%

The Interest Payment on the fifth Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (13.60% × 90/360)    =    $34.00

Sixth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Sixth Observation Date
SPX	1100	550	-50%
GDX	$52	$36.40	-30%
RTY	670	402	-40%

Since the Underlying Return of the SPX on the sixth Observation Date is -50%, the SPX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the sixth Interest Payment Date will equal:

16.00% + (16.00% × -50%)    =    8.00%

The Interest Payment on the sixth Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (8.00% × 90/360)    =    $20.00

In Example 2, the securities pay interest on each Interest Payment Date and the total interest paid over the term of the securities is $208.00 per $1,000 principal amount of securities. However, since a Knock-In Event has occurred, an investor would be entitled to receive a Redemption Amount at maturity of only $500.00 per $1,000 principal amount of securities, based on the performance of the Lowest Performing Underlying, calculated as follows:

Redemption Amount = $1,000 × (1 + Underlying Return of Lowest Performing Underlying)

$1,000 × (1 + -50%)    =    $500.00

Example 3: An Early Redemption Event occurs on the Fourth Observation Date.

First Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on First Observation Date
SPX	1100	1155	5%
GDX	$52	$54.60	5%
RTY	670	636.50	-5%

Since the Underlying Return of the RTY on the first Observation Date is -5%, the RTY is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the first Interest Payment Date will equal:

16.00% + (16.00% × -5%)    =    15.20%

The Interest Payment on the first Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (15.20% × 90/360)    =    $38.00

Second Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Second Observation Date
SPX	1100	1155	5%
GDX	$52	$49.40	-5%
RTY	670	703.50	5%

Since the Underlying Return of the GDX on the second Observation Date is -5%, the GDX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the second Interest Payment Date will equal:

16.00% + (16.00% × -5%)    =    15.20%

The Interest Payment on the second Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (15.20% × 90/360)    =    $38.00

Third Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Third Observation Date
SPX	1100	1155	5%
GDX	$52	$57.20	10%
RTY	670	737	10%

Since the Underlying Return of the SPX on the third Observation Date is 5%, the SPX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the third Interest Payment Date will equal:

16.00% + (16.00% × 5%)    =    16.80%

The Interest Payment on the third Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (16.80% × 90/360)    =    $42.00

Fourth Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on Fourth Observation Date
SPX	1100	1265	15%
GDX	$52	$59.80	15%
RTY	670	737	10%

Since the Underlying Return of the RTY on the fourth Observation Date is 10%, the RTY is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the fourth Interest Payment Date will equal:

16.00% + (16.00% × 10%)    =    17.60%

The Interest Payment on the fourth Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (17.60% × 90/360)    =    $44.00

In Example 3, since the closing level of each Underlying on the fourth Observation Date is greater than its Knock-Out Level, an Early Redemption Event occurs and the securities are redeemed on the fourth Interest Payment Date. An investor would be entitled to receive an Early Redemption Amount of $1,000 per $1,000 principal amount of securities, along with the final interest payment due on the fourth Interest Payment Date. The total interest paid over the term of the securities is $162.00 per $1,000 principal amount of securities. No interest will accrue or be payable following an Early Redemption Event.

Example 4: An Early Redemption Event has occurred on the First Observation Date.

First Observation Date / Interest Payment Date

Underlying	Initial Level	Final Level	Underlying Return on first Observation Date
SPX	1100	1210	10%
GDX	$52	$59.80	15%
RTY	670	770.50	15%

Since the Underlying Return of the SPX on the first Observation Date is 10%, the SPX is the Lowest Performing Underlying. Therefore, the Applicable Rate per annum on the first Interest Payment Date will equal:

16.00% + (16.00% × 10%)    =    17.60%

The Interest Payment on the first Interest Payment Date = principal amount of the securities × (Applicable Rate × 90/360)

$1,000 × (17.60% × 90/360)    =    $44.00

In Example 4, since the closing level of each Underlying on the first Observation Date is greater than its Knock-Out Level, an Early Redemption Event occurs and the securities are redeemed on the first Interest Payment Date. An investor would be entitled to receive an Early Redemption Amount of $1,000 per $1,000 principal amount of securities, along with the final interest payment due on the first Interest Payment Date. The total interest paid over the term of the securities is $44.00 per $1,000 principal amount of securities. No interest will accrue or be payable following an Early Redemption Event.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlyings. These risks are explained in more detail in the "Risk Factors" section of the accompanying product supplement.

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  YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL AMOUNT AT MATURITY – You may receive less at maturity than you originally invested in the securities, or you may receive nothing, excluding any accrued or unpaid interest. If the Final Level of any Underlying is less than its Knock-In Level, you will be fully exposed to any depreciation in the Lowest Performing Underlying. In this case, the Redemption Amount you will be entitled to receive will be less than the principal amount of the securities, and you will lose your entire investment if the level of the Lowest Performing Underlying falls to zero. It is not possible to predict whether a Knock-In Event will occur and, in the event that there is a Knock-In Event, whether and by how much the Final Level of the Lowest Performing Underlying will decrease in comparison to its Initial Level. Any payment you will be entitled to receive at maturity is subject to our ability to pay our obligations as they become due.

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  THE SECURITIES WILL NOT PAY MORE THAN THE PRINCIPAL AMOUNT, PLUS INTEREST AT THE APPLICABLE RATE, AT MATURITY OR UPON EARLY REDEMPTION – The securities will not pay more than the principal amount, plus interest, at maturity or upon early redemption. If the Final Level of each Underlying is greater than its respective Initial Level, you will not receive the appreciation of any Underlying. Furthermore, if the Final Level of any Underlying is less than its Knock-In Level, you will be fully exposed to any depreciation in the Lowest Performing Underlying.

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  INTEREST PAYMENTS ON THE SECURITIES MAY BE LIMITED – Your only return on the securities will be the quarterly interest payments paid at the Applicable Rate on each Interest Payment Date, subject to Early Redemption. The Applicable Rate will equal the sum of 16.00% plus 16.00% multiplied by the Underlying Return of the Lowest Performing Underlying on the relevant Observation Date. If the closing level of the Lowest Performing Underlying on the applicable Observation Date is less than its Initial Level, resulting in a negative Underlying Return for such Underlying, any such return will adversely affect the Applicable Rate. Under such circumstances, the Applicable Rate will be less, and could be significantly less, than 16.00%. The quarterly interest payments may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

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  THE SECURITIES ARE SUBJECT TO THE CREDIT RISK OF CREDIT SUISSE – Although the return on the securities will be based on the performance of the Underlyings, the payment of any amount due on the securities, including any applicable interest payments, early redemption payment or payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependant on our ability to pay all amounts due on the securities and, therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

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  IF A KNOCK-IN EVENT OCCURS, YOUR RETURN WILL BE BASED ON THE INDIVIDUAL PERFORMANCE OF THE LOWEST PERFORMING UNDERLYING – If a Knock-In Event occurs, your return will be based on the individual performance of the Lowest Performing Underlying. In such case, your return will be negative even if a Knock-In Event occurs with respect to only one Underlying and the Final Level of only one Underlying is at or below its Knock-In Level.

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  THE SECURITIES ARE SUBJECT TO A POTENTIAL EARLY REDEMPTION, WHICH WOULD LIMIT YOUR ABILITY TO ACCRUE INTEREST OVER THE FULL TERM OF THE SECURITIES – The securities are subject to a potential early redemption. The securities may be redeemed on any Interest Payment Date upon the occurrence of an Early Redemption Event. If the closing level of each Underlying is greater than its Knock-Out Level on any Observation Date, an Early Redemption Event will occur. If the securities are redeemed prior to the Maturity Date, you will be entitled to receive the principal amount of your securities and any accrued but unpaid interest payable at the Applicable Rate on that Interest Payment Date. In this case, you will lose the opportunity to continue to accrue and be paid interest from the Early Redemption Date to the scheduled Maturity Date. If the securities are redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that yield as much interest as the securities.

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  SINCE THE SECURITIES ARE LINKED TO THE PERFORMANCE OF MORE THAN ONE UNDERLYING, YOU WILL BE FULLY EXPOSED TO THE RISK OF FLUCTUATIONS IN THE LEVEL OF EACH UNDERLYING – Since the securities are linked to the performance of more than one Underlying, the securities will be linked to the individual performance of each Underlying. Because the securities are not linked to a basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels of the Underlyings to the same degree for each Underlying. For example, in the case of securities linked to a basket, the return would depend on the weighted aggregate performance of the Underlyings as reflected by the basket return. Thus, the depreciation of any Underlying could be mitigated by the appreciation of another Underlying, to the extent of the weightings of such components in the basket. However, in the case of securities linked to the lowest performing of three Underlyings, the individual performance of each Underlying is not combined to calculate your return and the depreciation of any Underlying is not mitigated by the appreciation of the other Underlyings. Instead, the Redemption Amount payable at maturity depends on the lowest performing of the three Underlyings to which the securities are linked.

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  THERE ARE RISKS ASSOCIATED WITH THE MARKET VECTORS GOLD MINERS ETF – Although shares of the Market Vectors Gold Miners ETF (the "Fund") are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Fund or that there will be liquidity in the trading market. The Fund is subject to management risk, which is the risk that a Fund's investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to the Fund's investment strategy or otherwise, the Fund's investment advisor may add, delete or substitute the equity securities held by the Fund. Any of these actions could adversely affect the price of the shares of the Fund and consequently the value of the securities. For further information on the Fund, please refer to the accompanying underlying supplement.

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  THE PERFORMANCE OF THE MARKET VECTORS GOLD MINERS ETF MAY NOT CORRELATE TO THE PERFORMANCE OF ITS TRACKED INDEX – The Market Vectors Gold Miners ETF will generally invest in all of the equity securities included in the index tracked by the Fund (the "Tracked Index"). There may, however, be instances where the Fund's investment advisor may choose to overweight another stock in the Tracked Index, purchase securities not included in the Tracked Index that the investment advisor believes are appropriate to substitute for a security included in the Tracked Index or utilize various combinations of other available investment techniques in seeking to track accurately the Tracked Index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the Tracked Index. Also, corporate actions with respect to the equity securities (such as mergers and spin-offs) may impact the variance between the Fund and the Tracked Index. Finally, because the shares of the Fund are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund. For these reasons, the performance of the Fund may not correlate with the performance of the Tracked Index.

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  RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES WITH CONCENTRATION IN A SINGLE INDUSTRY – The stocks comprising the NYSE Arca Gold Miners Index and that are generally tracked by the Market Vectors Gold Miners ETF are stocks of companies primarily engaged in the mining of gold or silver. The shares of the Market Vectors Gold Miners ETF may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. Because the Market Vectors Gold Miners ETF primarily invests in stocks and ADRs of companies that are involved in the gold mining industry, and to a lesser extent the silver mining industry, the shares of the Market Vectors Gold Miners ETF are subject to certain risks associated with such companies

    Gold mining companies are highly dependent on the price of gold and subject to competition pressures that may have a significant effect on their financial condition. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

    Silver mining companies are highly dependant on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Peru, Mexico and China.

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  ANTI-DILUTION PROTECTION IS LIMITED – The calculation agent will make anti-dilution adjustments for certain events affecting the shares of the Market Vectors Gold Miners ETF. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Market Vectors Gold Miners ETF. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. See "Description of the Securities—Anti-dilution adjustments for funds" in the accompanying product supplement.

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  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY – While the payment at maturity described in this pricing supplement is based on the full principal amount of your securities, the original issue price of the securities includes the agent's commission and the cost of hedging our obligations under the securities through one or more of our affiliates. As a result, the price, if any, at which Credit Suisse (or its affiliates), will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

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  NO OWNERSHIP RIGHTS RELATING TO THE UNDERLYINGS – Your return on the securities will not reflect the return you would realize if you actually owned shares of the Fund and the equity securities that comprise the Underlyings. The return on your investment, which is based on the percentage change in the Underlyings, is not the same as the total return based on the purchase of shares of the Fund or the equity securities that comprise the Underlyings.

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  NO DIVIDEND PAYMENTS OR VOTING RIGHTS – As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the shares of the Fund or the equity securities that comprise the Underlyings.

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  LACK OF LIQUIDITY – The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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  POTENTIAL CONFLICTS – We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

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  MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES – In addition to the levels of the Underlyings on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

    o
    the expected volatility of the Underlyings;

    o
    the time to maturity of the securities;

    o
    the Early Redemption feature, which is likely to limit the value of the securities;

    o
    interest and yield rates in the market generally;

    o
    global gold and silver supply and demand, which is influenced by such factors as forward selling by gold and silver producers, purchases made by gold and silver producers to unwind gold and silver hedge positions, central bank purchases and sales of gold, and production and cost levels in major gold-producing countries and in major silver- producing countries;

    o
    investors' expectations with respect to the rate of inflation;

    o
    the occurrence of certain events to the Market Vectors Gold Miners ETF that may or may not require an anti-dilution adjustment;

    o
    geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the components comprising the Underlyings, or markets generally and which may affect the levels of the Underlyings; and

    o
    our creditworthiness, including actual or anticipated downgrades in our credit ratings.

    Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on the Valuation Date) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For further information, please refer to "Use of Proceeds and Hedging" in the accompanying product supplement.

Historical Information

The following graphs set forth the historical performance of the S&P 500 Index and the Russell 2000 Index based on the closing levels of such Underlyings from January 1, 2005 through September 30, 2010 and the historical performance of the Market Vectors Gold Miners ETF based on the closing prices of one share of such Underlying from May 22, 2006 through September 30, 2010. The closing level of the S&P 500 Index on September 30, 2010 was 1141.20. The closing price of one share of the Market Vectors Gold Miners ETF on September 30, 2010 was $55.93. The closing level of the Russell 2000 Index on September 30, 2010 was 676.14. We obtained the closing levels and closing prices below from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. You should not take the historical levels and prices of the Underlyings as an indication of future performance of the Underlyings or the securities. The level of any of the Underlying may decrease so that a Knock-In Event occurs and at maturity you will receive a Redemption Amount equal to less than the principal amount of the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due. We cannot give you any assurance that the closing levels of the Underlyings will remain above their respective Knock-In Levels. If the closing level of any Underlying on the Valuation Date is less than or equal to its Knock-In Level, then you will lose money on your investment. For further information on the Underlyings, see "The Reference Indices—The S&P Indices—The S&P 500® Index," "The Reference Funds—The Market Vectors Gold Minders ETF" and "The Reference Indices—The Russell 2000® Index" in the accompanying underlying supplement.

Historical Performance of the S&P 500 Index

 Historical Performance of the Market Vectors Gold Miners ETF

Historical Performance of the Russell 2000 Index

Market Disruption Events

If the calculation agent determines that on any Observation Date, other than the Valuation Date, a market disruption event (as defined in the accompanying product supplement under "Description of the Securities—Market disruption events") exists in respect of any Underlying or if such day is not an underlying business day (as defined in the accompanying product supplement under "Description of the Securities—Definitions") for any Underlying, then the determination of the closing level for such Underlying on such Observation Date will be postponed to the first succeeding underlying business day for such Underlying on which the Calculation Agent determines that no market disruption event exists in respect of such Underlying, unless the Calculation Agent determines that a market disruption event exists in respect of such Underlying on each of the five underlying business days for such Underlying immediately following such Observation Date. In that case, the closing level for such Underlying on such Observation Date will be determined as of the fifth succeeding underlying business day for such Underlying following such Observation Date (such fifth underlying business day, the "calculation date"), notwithstanding the market disruption event in respect of such Underlying:

  •
  if a market disruption event has occurred and is continuing with respect to a reference index, the calculation agent will determine the closing level for such reference index on that calculation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the Calculation Agent in its sole discretion) or, if trading in any component comprising such reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on such exchanges (as determined by the calculation agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that calculation date, of each component comprising the index (subject to the provisions described under "Description of the Securities—Changes to the calculation of a reference index" in the accompanying product supplement); and/or

  •
  if a market disruption event has occurred and is continuing with respect a reference fund, the Calculation Agent then will determine the closing level for such reference fund on that calculation date in accordance with the formula for and method of calculating such reference fund last in effect prior to the commencement of the market disruption event using its good faith estimate of the settlement prices that would have prevailed on the applicable exchange but for the suspension or limitation, as of the relevant valuation time on that calculation date, of each such security comprising the reference fund (subject to the provisions described under "Description of the Securities—Changes to the calculation of a reference fund" in the accompanying product supplement).

The determination of the closing level for each Underlying not affected by a market disruption event on an Observation Date (other than the Valuation Date) or by an Observation Date (other than the Valuation Date) not being an underlying business day for such Underlying will occur on such Observation Date.

If the determination of the closing level for any Underlying on an Observation Date other than the Valuation Date is postponed to a date on or after the corresponding Interest Payment Date as a result of a market disruption event or because a scheduled Observation Date other than the Valuation Date is not an underlying business day for any Underlying, then such corresponding Interest Payment Date will be postponed to the business day following the latest date to which such determination is so postponed for any Underlying.

If the Valuation Date for any Underlying is postponed as a result of a market disruption event as described in the accompanying product supplement or because the scheduled Valuation Date is not an Underlying Business Day for any Underlying, then the Maturity Date will be postponed to the fifth business day following the latest Valuation Date for any Underlying.

Certain United States Federal Income Tax Considerations

Interest Payments on the Securities

In accordance with the agreed-upon tax treatment described above, the portion of each coupon payment on the security that should be treated as interest on the Deposit is 0.618% per annum and the balance should be treated as put premium received by the U.S. Holder in respect of the Put Option to us (the "Put Premium").

We will treat the Deposit as a debt obligation issued by us. Accordingly, we will treat each coupon payment as consisting of interest of 0.618% per annum on the Deposit and the balance as Put Premium paid to you. U.S. Holders should therefore include such interest component of the coupon in income as received or accrued, based on their method of accounting.

Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU proposes to offer the securities at the offering price set forth on the cover page of this pricing supplement. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

In addition, Credit Suisse International, an affiliate of Credit Suisse, will pay fees to some broker-dealers of up to $9 per $1,000 principal amount of securities and will pay referral fees to other broker-dealers of up to $5 per $1,000 principal amount of securities in connection with the distribution of the securities. An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

CSSU is our affiliate. In accordance with NASD Rule 2720, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities. For further information, please refer to "Underwriting (Conflicts of Interest)" in the accompanying product supplement.

Credit Suisse

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Historical Performance of the S&P 500 Index
Historical Performance of the Market Vectors Gold Miners ETF
Historical Performance of the Russell 2000 Index
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